Exhibit 99.2 NEWS RELEASE INVESTOR RELATIONS CONTACTS: J. Eric Bjornholt – CFO (480) 792-7804 Gordon Parnell – Vice President of Business Development and Investor Relations (480) 792-7374

MICROCHIP TECHNOLOGY EXCEEDS $1 BILLION
ANNUAL NET SALES RUN RATE BASED ON ITS REVENUE
FOR THE THIRD FISCAL QUARTER 2010

•	Net sales of $250.1 million, up 10.3% sequentially

•	On a GAAP basis:
•	Gross margin of 58.4%; Operating profit of 29.0%; Net income of $69.4 million and 27.8% of net sales; EPS of 37 cents per diluted share

•	GAAP net income includes an $8.5 million benefit, or 4.5 cents per diluted share, related to a tax audit settlement

•	On a non-GAAP basis:
•	Gross margin of 59.0%; Operating profit of 32.8%; Net income of $70.1 million and 28.0% of net sales; EPS of 38 cents per diluted share

•	Record 16-bit microcontroller and analog revenue

•	Record shipments of 41,492 development tools

•	Increased quarterly dividend to 34.1 cents per share

CHANDLER, Arizona – February 3, 2010 – (NASDAQ: MCHP) – Microchip Technology Incorporated, a leading provider of microcontroller and analog semiconductors, today reported results for the three months ended December 31, 2009 as summarized in the following table:

	GAAP	% of Revenue	Non-GAAP1	% of Revenue
Revenue	$250.1 million		$250.1 million
Gross Margin	$146.0 million	58.4%	$147.6 million	59.0%
Operating Income	$72.6 million	29.0%	$82.0 million	32.8%
Other Income (Expense)	$(2.7) million		$(1.1) million
Income Tax Expense	$0.5 million		$10.8 million
Net Income	$69.4 million	27.8%	$70.1 million	28.0%
Earnings per Diluted Share	37 cents		38 cents

1	See the “Use of Non-GAAP Financial Measures” section of this release.

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Microchip Technology Incorporated 2355 West Chandler Blvd.  Chandler, AZ 85224-6199   Main Office 480•792•7200  FAX 480•899•9210

Microchip Technology
Reports Third Quarter
Fiscal 2010 Results

Net revenue for the third quarter of fiscal year 2010 was $250.1 million, up 10.3% sequentially from net revenue of $226.7 million in the immediately preceding quarter, and up approximately 30.1% from net revenue of $192.2 million in the prior year’s third fiscal quarter.  GAAP net income for the third quarter of fiscal year 2010 was $69.4 million, or 37 cents per diluted share, up 56.0% from GAAP net income of $44.5 million, or 24 cents per diluted share, in the immediately preceding quarter, and down 4.1% from GAAP net income of $72.4 million, or 39 cents per diluted share, in the prior year’s third fiscal quarter. The December 2009 quarter included an $8.5 million favorable income tax benefit associated with an IRS audit settlement while the December 2008 quarter included a $51.3 million favorable income tax benefit related to an IRS settlement, changes in tax regulations and the reinstatement of the R&D tax credit.

Non-GAAP net income for the third quarter of fiscal year 2010 was $70.1 million, or 38 cents per diluted share, up 31.9% from non-GAAP net income of $53.2 million, or 29 cents per diluted share, in the immediately preceding quarter, and up 70.3% from non-GAAP net income of $41.2 million, or 23 cents per diluted share, in the prior year’s third fiscal quarter.  Our non-GAAP results exclude the effect of share-based compensation, any gain or loss on trading securities, the impact of our acquisition activities, non-recurring tax events and non-cash interest expense on our convertible debentures associated with the adoption of the Financial Accounting Standards Board’s Accounting Standards Codification Subtopic 470-20, Debt with Conversion and Other Options – Cash Conversion, which requires us to account separately for the liability and equity components of certain convertible debt instruments in a manner that reflects our nonconvertible debt (unsecured debt) borrowing rate when interest cost is recognized.  A reconciliation of our non-GAAP and GAAP results is included in this press release.

Microchip also announced today that its Board of Directors declared a quarterly cash dividend on its common stock of 34.1 cents per share.  The quarterly dividend is payable on March 4, 2010 to stockholders of record on February 18, 2010.  Microchip initiated quarterly cash dividend payments in the third quarter of fiscal 2003.

Additionally, Microchip announced today that it has signed a definitive agreement to acquire Silicon Storage Technology, Inc. (Nasdaq: SSTI) for $2.85 per share in cash.  The acquisition has been approved by the Boards of Directors of each company and is expected to close in the second quarter of calendar 2010, subject to approval of SST’s stockholders and other customary closing conditions.

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Microchip Technology
Reports Third Quarter
Fiscal 2010 Results

“During the December quarter we experienced strong growth in all geographies and product lines, which resulted in us exceeding the revenue, gross margin, operating profit and earnings per share guidance that we revised positively in late November,” said Steve Sanghi, Microchip’s President and CEO.

“Non-GAAP gross margins were 59%, up 350 basis points from the September quarter, and we expect another 75 to 125 basis points of gross margin improvement in the March quarter as we continue to see the benefits from increased production levels in our factories in response to improving business conditions.  We now believe that we are positioned to reach our previous record high non-GAAP gross margin of 61.6% by the end of fiscal year 2011,” continued Mr. Sanghi.

“Our microcontroller business delivered excellent results; revenue was up 10.0% sequentially and we shipped a record 41,492 development tools.  Our 16-bit microcontroller business achieved another record for quarterly revenue, with strong sequential growth of 10%, as well as 101.4% growth from the year-ago quarter,” said Ganesh Moorthy, Chief Operating Officer.  “Our analog business had another outstanding quarter with 14.1% sequential growth and exceeded an annual revenue run rate of $100 million for the first time in Microchip’s history.”

Eric Bjornholt, Microchip’s Chief Financial Officer, said, “Due to the much stronger than expected growth in revenue and despite the significant ramp in manufacturing output, our inventory at 99 days remains well below our internal target of 115 days."

Mr. Bjornholt continued, “In the December quarter, our cash and investments position increased by $26.9 million after payment of our quarterly cash dividend of $62.5 million.  We expect our cash generation to continue to be strong in the March quarter.”

Mr. Sanghi concluded, “We are extremely pleased with the performance of our business in the December 2009 quarter.  Our book-to-bill ratio for the December quarter was 1.12, providing us with excellent visibility.  We started the March 2010 quarter with a record high opening backlog.  On the other hand, the Lunar New Year holidays will have an adverse seasonal impact on our business in Asia.  Taking all these factors into consideration we expect revenue to be up 3% to 7% sequentially.”

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Microchip Technology
Reports Third Quarter
Fiscal 2010 Results

Microchip’s Recent Highlights:

•
Microchip is rapidly growing its nanoWatt XLP eXtreme Low Power portfolio of 8- and 16-bit PIC® microcontrollers, which continues its leadership position as the world’s most battery-friendly MCUs.  Introduced this quarter were two new families of 16-bit PIC24F MCUs, as well as the new PIC16(L)F1826/7 general-purpose 8-bit XLP microcontrollers.  PIC microcontrollers with nanoWatt XLP technology recently won three global honors, including Europe’s Elektra Awards, America’s Wireless Design & Development Technology Awards, and EDN China’s Innovation Awards.  These awards mirror the positive reception of XLP by Microchip’s customers, who have been able to lower their power budgets substantially over competing MCUs.

•
The PIC32 32-bit microcontroller portfolio underwent a major expansion this quarter, with the introduction of three new families.  These three families were just named by EDN magazine to their 2009 “Hot 100” list of the most significant new electronic products, in the “Microcontrollers and Processors” category.

•
Two other recent Microchip products joined the PIC32 on EDN’s 2009 Hot 100 list:  the dsPIC33F “GS” series-based AC/DC reference design, which was named in the “Power” category, and the MCP651/2/5 offset-voltage-corrected operational amplifiers, which were named in the “Analog ICs” category.

•
Microchip acquired ZeroG Wireless, Inc, an innovator in low-power embedded Wi-Fi® solutions based in Sunnyvale, Calif., to further strengthen its wireless offerings by enabling embedded designers to easily connect to this ubiquitous networking protocol with any 8-, 16- or 32-bit PIC microcontroller.

•
Also in the wireless arena, Microchip announced that it has achieved certification for its ZigBee® RF4CE Compliant Platform, which enables the next generation of RF remote controls and consumer electronics.

•
Responding to the increasing market requirements for ICs specified for operation at temperatures greater than 125° C, Microchip introduced the largest and broadest portfolio of ICs for high-temperature applications—including 8- and 16-bit PIC microcontrollers, dsPIC® Digital Signal Controllers, serial EEPROM devices, and analog products—that are specified for operation up to 150° C ambient and qualified to AEC-Q100 Grade 0 requirements.

Microchip Technology
Reports Third Quarter
Fiscal 2010 Results

•
Microchip’s broad, low-power Analog portfolio continued to grow at a steady pace, including new high-accuracy, low-power temperature sensors; a metering analog front end for highly accurate measurements; low dropout regulators with wide input and output voltage ranges; and synchronous Buck MOSFET drivers with maximum efficiency in small packages.

•
During the quarter, Microchip shipped 41,492 development systems, a new record that demonstrates the continued strong interest in Microchip’s products.  The total cumulative number of development systems shipped now stands at 884,502.

•
Microchip’s mTouch Inductive Touch Sensing Technology was bestowed with the Best Touch Sensing Technology award by Electronic Engineering & Product World magazine in China, as part of their Embedded Systems Editor's Choice Awards 2009.

Fourth Quarter Fiscal 2010 Outlook:

The following statements are based on current expectations.  These statements are forward-looking, and actual results may differ materially.

	GAAP	Non-GAAP Adjustments	Non-GAAP1
Revenue	$257.5 to $267.5 million		$257.5 to $267.5 million
Gross Margin2,3	58.85% to 59.35%	$2.3 to $2.5 million	59.75% to 60.25%
Operating Expenses2,3	29%	$7.2 to $7.5 million	26.2%
Other Income (Expense)	($3.7) to ($4.1) million	$1.6 million	($2.1) to ($2.5) million
Tax Rate	12% to 12.5%	$1.8 to $2.0 million	12.5% to 13%
Diluted Common Shares Outstanding4	188.9 to 189.3 million	1.7 million shares	187.2 to 187.6 million
Earnings per Share	34 to 36 cents	5 to 6 cents	39 to 41 cents

•	Inventory at March 31, 2010 is expected to be about flat in days from the December 31, 2009 levels, while remaining below our internal target of 115 days.

•
Capital expenditures for the quarter ending March 31, 2010 are expected to be approximately $22 million.  Capital expenditures for all of fiscal year 2010 are anticipated to be approximately $50 million.  We are investing in equipment to support the expected revenue growth of our new products and technologies and are taking advantage of low-cost equipment opportunities in the marketplace.

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Microchip Technology
Reports Third Quarter
Fiscal 2010 Results

•
We expect net cash generation during the March quarter of approximately $75 to $85 million before the dividend payment of $62.9 million announced today.  The amount of expected net cash generation is before the effect of any stock buy back activity.

•
Microchip’s Board of Directors authorized a stock buy back of up to 10.0 million shares in December 2007.  At December 31, 2009, approximately 2.5 million shares remained available for purchase under this program.  Future purchases will depend upon market conditions, interest rates and corporate considerations.

1	Use of Non-GAAP Financial Measures:

Our Non-GAAP adjustments, where applicable, include the effect of share-based compensation, any gain or loss on trading securities, the impact of our acquisition activities, non-recurring tax events and non-cash interest expense on our convertible debentures and the related income tax implications of these items.

We are required to estimate the cost of certain forms of share-based compensation, including employee stock options, restricted stock units and our employee stock purchase plan, and to record a commensurate expense in our income statement.  Share-based compensation expense is a non-cash expense that varies in amount from period to period and is affected by the price of our stock at the date of grant.  The price of our stock is affected by market forces that are difficult to predict and are not within the control of management.  The value of our trading securities varies in amount from period to period and is affected by fluctuations in the market prices of such securities that we cannot predict and are not within the control of management.  The non-GAAP adjustments related to the impact of our acquisitions and a portion of our interest expense related to our convertible debentures are non-cash expenses related to such transactions.  Our acquisitions of patent portfolio licenses and tax events related to IRS settlements, changes in tax regulations and the reinstatement of the R&D tax credit are non-recurring events in our business.  Accordingly, management excludes all of these items from its internal operating forecasts and models.

We are using non-GAAP gross profit margin, non-GAAP gross profit percentage, non-GAAP operating expenses in dollars and as a percentage of sales including non-GAAP research and development expenses and non-GAAP selling, general and administration expenses, non-GAAP operating income, non-GAAP other income (expense), non-GAAP income tax/tax rate, non-GAAP net income, and non-GAAP diluted earnings per share which exclude the items noted in the immediately preceding paragraph, to permit additional analysis of our performance.

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Microchip Technology
Reports Third Quarter
Fiscal 2010 Results

Management believes these non-GAAP measures are useful to investors because they enhance the understanding of our historical financial performance and comparability between periods.  Many of our investors have requested that we disclose this non-GAAP information because they believe it is useful in understanding our performance as it excludes non-cash and other charges that many investors feel may obscure our true operating costs.  Management uses these non-GAAP measures to manage and assess the profitability of its business.  Specifically, we do not consider such items when developing and monitoring our budgets and spending.  As described above the economic substance behind our decision to exclude such items relates either to these charges being non-cash in nature or to the one-time nature of the events or, in the case of our trading securities, because such item is difficult to predict and not within the control of management.  Our determination of the above non-GAAP measures might not be the same as similarly titled measures used by other companies, and it should not be construed as a substitute for amounts determined in accordance with GAAP.  There are limitations associated with using non-GAAP measures, including that they exclude financial information that some may consider important in evaluating our performance.  Management compensates for this by presenting information on both a GAAP and non-GAAP basis for investors and providing reconciliations of the GAAP and non-GAAP results.

2
The GAAP outlook for gross margin and operating expenses do not consider any acquisition related costs or amortization of intangible assets associated with acquisitions that were not completed as of December 31, 2009.

3
Generally, gross margin fluctuates over time, driven primarily by the mix of microcontrollers, analog products and memory products sold; variances in manufacturing yields; fixed cost absorption; wafer fab loading levels; inventory reserves; pricing pressures in our non-proprietary product lines; and competitive and economic conditions.  Operating expenses fluctuate over time, primarily due to revenue and profit levels.

4
Diluted Common Shares Outstanding can vary for, among other things, the trading price of our common stock, the actual exercise of options or vesting of restricted stock units, the potential for incremental dilutive shares from our convertible debentures, and the repurchase or the issuance of stock or the sale of treasury shares.

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MICROCHIP TECHNOLOGY INCORPORATED AND SUBSIDIARIES CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(in thousands except per share amounts) (Unaudited)

	Three Months Ended December 31,		Nine Months Ended December 31,
	2009	2008 (1)	2009	2008 (1)
Net sales	$250,099	$192,166	$669,709	$730,044
Cost of sales	104,103	87,379	303,938	297,507
Gross profit	145,996	104,787	365,771	432,537

Operating expenses:
Research and development	30,332	26,973	87,536	89,868
Selling, general and administrative	43,096	36,840	120,525	127,882
Special charge	-	500	1,238	500
	73,428	64,313	209,299	218,250

Operating income	72,568	40,474	156,472	214,287

Other expense, net	(2,689)	(20,064)	(2,656)	(9,809)

Income before income taxes	69,879	20,410	153,816	204,478

Income tax provision (benefit)	476	(51,946)	12,560	(19,145)

Net income	$69,403	$72,356	$141,256	$223,623

Basic net income per share	$0.38	$0.40	$0.77	$1.22

Diluted net income per share	$0.37	$0.39	$0.76	$1.19

Basic shares used in calculation	183,856	181,963	183,301	183,414
Diluted shares used in calculation	187,861	183,999	186,770	187,661

(1)	As adjusted due to the adoption of ASC Subtopic 470-20, Debt with Conversion and Other Options – Cash Conversion.

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MICROCHIP TECHNOLOGY INCORPORATED AND SUBSIDIARIES CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

ASSETS

	December 31,	March 31,
	2009	2009 (1)
	(Unaudited)
Cash and short-term investments	$1,077,974	$1,389,945
Accounts receivable, net	113,763	88,525
Inventories	112,784	131,510
Other current assets	138,216	138,864
Total current assets	1,442,737	1,748,844

Property, plant & equipment, net	495,065	531,687
Long-term investments	421,628	50,826
Other assets	84,177	80,409

Total assets	$2,443,607	$2,411,766

LIABILITIES AND STOCKHOLDERS' EQUITY

Accounts payable and other accrued liabilities	$87,552	$71,714
Deferred income on shipments to distributors	97,583	83,931
Total current liabilities	185,135	155,645

Convertible debentures	339,000	334,184
Long-term income tax payable	53,967	70,051
Deferred tax liability	377,647	365,734
Other long-term liabilities	3,983	3,834

Stockholders' equity	1,483,875	1,482,318

Total liabilities and stockholders' equity	$2,443,607	$2,411,766

(1) As adjusted due to the adoption of ASC Subtopic 470-20, Debt with Conversion and Other Options – Cash Conversion.

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MICROCHIP TECHNOLOGY INCORPORATED AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
(in thousands except per share amounts and percentages)
(Unaudited)

RECONCILIATION OF GROSS PROFIT TO NON-GAAP GROSS PROFIT
	Three Months Ended		Nine Months Ended
	December 31,		December 31,
	2009	2008	2009	2008
Gross profit, as reported	$145,996	$104,787	$365,771	$432,537
Share-based compensation expense	1,266	967	4,845	4,645
Acquisition-related acquired inventory valuation costs and intangible asset amortization	321	308	1,868	308
Non-GAAP gross profit	$147,583	$106,062	$372,484	$437,490
Non-GAAP gross profit percentage	59.0%	55.2%	55.6%	59.9%

RECONCILIATION OF RESEARCH AND DEVELOPMENT EXPENSES TO NON-GAAP
RESEARCH AND DEVELOPMENT EXPENSES
	Three Months Ended		Nine Months Ended
	December 31,		December 31,
	2009	2008	2009	2008
Research and development expenses, as reported	$30,332	$26,973	$87,536	$89,868
Share-based compensation expense	(3,108)	(2,948)	(9,205)	(8,023)
Non-GAAP research and development expenses	$27,224	$24,025	$78,331	$81,845
Non-GAAP research and development expenses as a percentage of net sales	10.9%	12.5%	11.7%	11.2%

RECONCILIATION OF SELLING, GENERAL AND ADMINISTRATIVE EXPENSES TO
NON-GAAP SELLING, GENERAL AND ADMINISTRATIVE EXPENSES
	Three Months Ended		Nine Months Ended
	December 31,		December 31,
	2009	2008	2009	2008
Selling, general and administrative expenses, as reported	$43,096	$36,840	$120,525	$127,882
Share-based compensation expense	(4,463)	(4,250)	(13,285)	(11,689)
Acquisition-related intangible asset amortization and other costs	(297)	(128)	(860)	(128)
Non-GAAP selling, general and administrative expenses	$38,336	$32,462	$106,380	$116,065
Non-GAAP selling, general and administrative expenses as a percentage of net sales	15.3%	16.9%	15.9%	15.9%

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RECONCILIATION OF OPERATING INCOME TO NON-GAAP OPERATING INCOME
	Three Months Ended		Nine Months Ended
	December 31,		December 31,
	2009	2008	2009	2008
Operating income, as reported	$72,568	$40,474	$156,472	$214,287
Share-based compensation expense	8,837	8,165	27,335	24,357
Acquisition-related acquired inventory valuation costs, intangible asset amortization & other costs	618	436	2,728	436
Special charge – patent license	-	-	1,238	-
Special charge – Hampshire in-process R&D	-	500	-	500
Non-GAAP operating income	$82,023	$49,575	$187,773	$239,580
Non-GAAP operating income as a percentage of net sales	32.8%	25.8%	28.0%	32.8%

RECONCILIATION OF OTHER EXPENSE, NET TO NON-GAAP OTHER
(EXPENSE) INCOME, NET
	Three Months Ended		Nine Months Ended
	December 31,		December 31,
	2009	2008(1)	2009	2008(1)
Other expense, net, as reported	$(2,689)	$(20,064)	$(2,656)	$(9,809)
Convertible debt non-cash interest expense	1,595	1,321	4,662	3,850
Loss (gain) on trading securities	-	19,272	(7,518)	19,272
Non-GAAP other (expense) income, net	$(1,094)	$529	$(5,512)	$13,313
Non-GAAP other (expense) income, net, as a percentage of net sales	-0.4%	0.3%	-0.8%	1.8%

(1)As adjusted due to the adoption of ASC Subtopic 470-20, Debt with Conversion and Other Options – Cash Conversion.

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RECONCILIATION OF INCOME TAX PROVISION (BENEFIT)
TO NON-GAAP INCOME TAX PROVISION
	Three Months Ended		Nine Months Ended
	December 31,		December 31,
	2009	2008(1)	2009	2008(1)
Income tax provision (benefit), as reported	$476	$(51,946)	$12,560	$(19,145)
Income tax rate, as reported	0.7%	-254.5%	8.2%	-9.4%
Share-based compensation expense	1,180	1,454	3,585	4,384
Acquisition-related acquired inventory valuation costs, intangible asset amortization and other costs	83	78	357	78
Special charge – patent license	-	-	124	-
Special charge – Hampshire in-process R&D	-	89	-	89
R&D tax credit reinstatement	-	1,470	-	1,470
Tax benefit related to IRS settlement and clarification in tax regulations	-	49,847	-	49,847
Tax benefit on IRS settlement	8,452	-	8,452	-
Convertible debt non-cash interest expense	614	508	1,795	1,482
Loss (gain) on trading securities	-	7,420	(2,894)	7,420
Non-GAAP income tax provision	$10,805	$8,920	$23,979	$45,625
Non-GAAP income tax rate	13.4%	17.8%	13.2%	18.0%

(1)As adjusted due to the adoption of ASC Subtopic 470-20, Debt with Conversion and Other Options – Cash Conversion.

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RECONCILIATION OF NET INCOME AND DILUTED NET INCOME PER SHARE TO
NON-GAAP NET INCOME AND NON-GAAP DILUTED NET INCOME PER SHARE
	Three Months Ended		Nine Months Ended
	December 31,		December 31,
	2009	2008(1)	2009	2008(1)
Net income, as reported	$69,403	$72,356	$141,256	$223,623
Share-based compensation expense, net of tax effect	7,657	6,711	23,750	19,973
Acquisition-related acquired inventory valuation costs, intangible asset amortization and other costs, net of tax effect	535	358	2,371	358
Special charge – patent license, net of tax effect	-	-	1,114	-
Special charge – Hampshire in-process R&D, net of tax effect	-	411	-	411
R&D tax credit reinstatement	-	(1,470)	-	(1,470)
Tax benefit related to IRS settlement and clarification in tax regulations	-	(49,847)	-	(49,847)
Tax benefit on IRS settlement	(8,452)	-	(8,452)	-
Convertible debt non-cash interest expense, net of tax effect	981	813	2,867	2,368
Loss (gain) on trading securities, net of tax effect	-	11,852	(4,624)	11,852
Non-GAAP net income	$70,124	$41,184	$158,282	$207,268
Non-GAAP net income as a percentage of net sales	28.0%	21.4%	23.6%	28.4%

Diluted net income per share, as reported	$0.37	$0.39	$0.76	$1.19
Non-GAAP diluted net income per share	$0.38	$0.23	$0.85	$1.12

(1) As adjusted due to the adoption of ASC Subtopic 470-20, Debt with Conversion and Other Options – Cash Conversion.

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Microchip Technology
Reports Third Quarter
Fiscal 2010 Results

Microchip will host a conference call today, February 3, 2010 at 10:00 a.m. (Eastern Time) to discuss this release. This call will be simulcast over the Internet at www.microchip.com. The webcast will be available for replay until February 10, 2010.

A telephonic replay of the conference call will be available at approximately 1:00 p.m. (Eastern Time) February 3, 2010 and will remain available until 5:00 p.m. (Eastern Time) on February 10, 2010. Interested parties may listen to the replay by dialing 719-457-0820 and entering access code 2375453.

Cautionary Statement:

The statements in this release relating to our $1 billion run rate, completing the transaction with Silicon Storage Technology, Inc. in the second calendar quarter of 2010, expecting 75 to 125 basis points of gross margin improvement in the March quarter, improvements from increased production levels in our factories, being positioned to achieve our record high non-GAAP gross margin by the end of fiscal 2011, our analog revenue run rate, improving business conditions, continuing to focus on having the appropriate levels of inventory in place to support the needs of our customers, expecting our cash generation to continue to be strong for the March quarter, excellent visibility, the impact of the Lunar New Year holidays on our business in Asia, expecting revenue to be up 3% to 7% sequentially, rapidly growing our nanoWatt product portfolio, strengthening our wireless offerings, continued strong interest in our products, our fourth quarter fiscal 2010 outlook (GAAP and Non-GAAP as applicable) for revenue, gross margin, operating expenses, other income (expense), tax rate, diluted common shares outstanding, earnings per share, inventory, capital expenditures for the March quarter and for fiscal 2010 and net cash generation, are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  These statements involve risks and uncertainties that could cause our actual results to differ materially, including, but not limited to: the strength of the economic recovery or any unexpected fluctuations or weakness in the U.S. and global economies, changes in demand or market acceptance of our products and the products of our customers; the mix of inventory we hold and our ability to satisfy short-term orders from our inventory; changes in utilization of our manufacturing capacity and our ability to effectively ramp our production levels; competitive developments including pricing pressures; the level of orders that are received and can be shipped in a quarter; the level of sell-through of our products through distribution; changes or fluctuations in customer order patterns and seasonality; foreign currency effects on our business; the impact of any significant acquisitions that we make; costs and outcome of any current or future tax audit or any litigation involving intellectual property, customers or other issues; actual timing of the closing of the SST acquisition, the

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Microchip Technology
Reports Third Quarter
Fiscal 2010 Results

satisfaction of the conditions to closing in the SST acquisition agreement, any termination of the SST acquisition agreement, disruptions in our business or the businesses of our customers or suppliers due to natural disasters, terrorist activity, armed conflict, war, worldwide oil prices and supply, public health concerns or disruptions in the transportation system; and general economic, industry or political conditions in the United States or internationally.

For a detailed discussion of these and other risk factors, please refer to Microchip's filings on Forms 10-K and 10-Q.  You can obtain copies of Forms 10-K and 10-Q and other relevant documents for free at Microchip’s Web site (www.microchip.com) or the SEC's Web site (www.sec.gov) or from commercial document retrieval services.

Stockholders of Microchip are cautioned not to place undue reliance on our forward-looking statements, which speak only as of the date such statements are made.  Microchip does not undertake any obligation to publicly update any forward-looking statements to reflect events, circumstances or new information after this February 3, 2010 press release, or to reflect the occurrence of unanticipated events.

About Microchip:

Microchip Technology Incorporated is a leading provider of microcontroller and analog semiconductors, providing low-risk product development, lower total system cost and faster time to market for thousands of diverse customer applications worldwide.  Headquartered in Chandler, Arizona, Microchip offers outstanding technical support along with dependable delivery and quality.  For more information, visit the Microchip Web site at www.microchip.com.

The Microchip name and logo, PIC, and dsPIC are registered trademarks of Microchip Technology Inc. in the USA and other countries.  mTouch, and PICDEM are trademarks of Microchip Technology Inc.  All other trademarks mentioned herein are the property of their respective companies.

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